FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR FIRST QUARTER 2015

Marlborough, Mass. (April 28, 2015) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.768 billion during the first quarter ended March 31, 2015, compared to the company's guidance range for the quarter of $1.740 to $1.800 billion. This represents 6 percent operational revenue growth (constant currency basis, excluding divested businesses) and flat revenue on a reported basis, all compared to the prior year period. The company achieved adjusted earnings per share of $0.21 for the period, compared to $0.20 a year ago, which represents 6 percent growth, and reported a GAAP loss of $1 million, or $(0.00) per share, compared to earnings per share of $0.10 a year ago.*

“We achieved strong results in the first quarter, and we continue to build global momentum.” said Mike Mahoney, president and chief executive officer, Boston Scientific. “In particular, our Interventional Cardiology business, including structural heart, delivered excellent results. We are also excited about bringing new innovation to patients with the recent Food and Drug Administration approvals of the WATCHMAN™ Left Atrial Appendage Closure Device and the EMBLEM™ Subcutaneous Implantable Defibrillator System.”

First quarter financial results and recent developments*:

•	Achieved first quarter sales of $1.768 billion, representing 6 percent operational revenue growth and flat revenue on a reported basis, all compared to the prior year period.

•
Delivered first quarter adjusted earnings per share of $0.21, which represents 6 percent growth compared to the prior year period, compared to the company's guidance range of $0.19 to $0.21 per share. Reported first quarter GAAP loss of $1 million, or $(0.00) per share, compared to the company’s guidance range of $0.07 to $0.11 per share, primarily due to litigation-related charges.

•	Delivered first quarter revenue growth of 10 percent in Cardiovascular, 4 percent in Rhythm Management, and 4 percent in MedSurg, all on a constant currency basis over the prior year period.

•
Achieved first quarter International constant currency revenue growth of 7 percent over the prior year period, primarily driven by 6 percent growth in Europe and 7 percent growth in the Asia, Middle East and Africa (AMEA) region.

•	Received Food and Drug Administration (FDA) approval of the WATCHMAN™ Left Atrial Appendage Closure Device and completed first U.S. procedures.

•	Received FDA and CE Mark approval of the EMBLEM™ Subcutaneous Implantable Defibrillator System for patients at risk of sudden cardiac arrest and began a limited market release in Europe.

•	Entered into an agreement to acquire the American Medical Systems urology portfolio, including the Men’s Health and Prostate Health businesses of Endo International plc.

•	Entered into an agreement with C. R. Bard, Inc., to distribute the Lutonix® Drug Coated Balloon in the U.S. for the treatment of peripheral artery disease.

•	Signed a strategic alliance with Frankenman Medical Equipment Company to accelerate physician training and expand utilization of less invasive medical technologies in China.

•
Augmented the Endoscopy portfolio, with the launch of the next generation SPYGLASS™ DS Direct Visualization System for advanced diagnosis and treatment of pancreatico-biliary diseases, and the acquisition of the Xlumena, Inc. stent delivery systems intended for endoscopic ultrasound (EUS) guided transluminal drainage of targeted areas within the gastrointestinal tract.

•
Presented results from the MAJESTIC trial at the 37th Charing Cross International Symposium demonstrating the Eluvia™ Drug-Eluting Vascular Stent System+ met its primary safety and effectiveness endpoints, with more than 94 percent of lesions treated remaining open at nine months post implantation.

* Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.
+Pending CE Mark, not available for use or sale in the U.S.

Worldwide sales for the first quarter:

	Three Months Ended
	March 31,		% Change
in millions	2015	2014	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis

Interventional Cardiology	$495	$497	(0)%	$(42)	(8)%	8%
Peripheral Interventions	217	203	7%	(14)	(7)%	14%
Cardiovascular	712	700	2%	(56)	(8)%	10%
Cardiac Rhythm Management	456	466	(2)%	(29)	(6)%	4%
Electrophysiology	58	58	(1)%	(3)	(7)%	6%
Rhythm Management	514	524	(2)%	(32)	(6)%	4%
Endoscopy	305	314	(3)%	(21)	(7)%	4%
Urology and Women's Health	123	125	(2)%	(6)	(5)%	3%
Neuromodulation	114	109	4%	(2)	(2)%	6%
MedSurg	542	548	(1)%	(29)	(5)%	4%

Subtotal Core Businesses	1,768	1,772	(0)%	(117)	(6)%	6%

Divested Businesses	—	2	N/A	—	N/A	N/A

Worldwide Net Sales	$1,768	$1,774	(0)%	$(117)	(6)%	6%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net loss for the first quarter of 2015 was $1 million, or $(0.00) per share. These results included acquisition- and divestiture-, litigation-, and restructuring-related net charges, pension termination charges, and amortization expense, of $287 million (after-tax) or $0.21 per share. Adjusted net income for the first quarter of 2015, excluding these net charges, was $286 million, or $0.21 per share.

On a consolidated GAAP basis, net income for the first quarter of 2014 was $133 million, or $0.10 per share. These results included intangible asset impairment charges, acquisition- and divestiture-related net credits, litigation-related credits, restructuring-related charges, discrete tax items, and amortization expense, of $135 million (after-tax) or $0.10 per share. Adjusted net income for the first quarter of 2014, excluding these net charges, was $268 million, or $0.20 per share.

Guidance for Full Year and Second Quarter 2015

The company now estimates revenue for the full year 2015 to be in a range of $7.225 to $7.375 billion (compared to prior guidance of $7.300 to $7.500 billion), which versus the prior year period represents change in a range of negative 2 to flat on a reported basis and a growth range of approximately 4 to 6 percent on an operational basis. The company now estimates income on a GAAP basis in a range of $0.32 to $0.38 per share (compared to prior guidance of $0.42 to $0.48), and continues to estimate adjusted earnings, excluding acquisition- and divestiture- , litigation-, and restructuring-related charges, pension termination charges, and amortization expense, in a range of $0.88 to $0.92 per share.

The company estimates sales for the second quarter of 2015 in a range of $1.800 to $1.850 billion. The company estimates earnings on a GAAP basis in a range of $0.09 to $0.11 per share. Adjusted earnings, excluding acquisition- and divestiture-, and restructuring-related charges, and amortization expense, are estimated in a range of $0.20 to $0.22 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP and operational revenue growth rates, GAAP earnings and adjusted earnings for the second quarter and full year 2015; our financial performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Kelly Leadem
508-683-5543 (office)
Media Relations
Boston Scientific Corporation
kelly.leadem@bsci.com

Investors:	Susie Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
in millions, except per share data	2015	2014

Net sales	$1,768	$1,774
Cost of products sold	520	537
Gross profit	1,248	1,237

Operating expenses:
Selling, general and administrative expenses	668	666
Research and development expenses	192	191
Royalty expense	17	40
Amortization expense	113	109
Intangible asset impairment charges	—	55
Contingent consideration expense (benefit)	27	(22)
Restructuring charges	6	20
Gain on divestiture	—	(12)
Pension termination charges	8	—
Litigation-related charges (credits)	193	(7)
	1,224	1,040
Operating income (loss)	24	197

Other income (expense):
Interest expense	(60)	(54)
Other, net	(15)	3
Income (loss) before income taxes	(51)	146
Income tax expense (benefit)	(50)	13
Net income (loss)	$(1)	$133

Net income (loss) per common share - basic	$(0.00)	$0.10
Net income (loss) per common share - assuming dilution	$(0.00)	$0.10

Weighted-average shares outstanding
Basic	1,333.7	1,321.7
Assuming dilution	1,333.7	1,349.2

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	December 31,
in millions, except share data	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$242	$587
Trade accounts receivable, net	1,161	1,183
Inventories	958	946
Deferred and prepaid income taxes	339	447
Other current assets	489	443
Total current assets	3,189	3,606

Property, plant and equipment, net	1,458	1,507
Goodwill	5,896	5,898
Other intangible assets, net	5,499	5,606
Other long-term assets	430	425
	$16,472	$17,042

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$423	403
Accounts payable	228	262
Accrued expenses	1,512	1,950
Other current liabilities	300	231
Total current liabilities	2,463	2,846

Long-term debt	3,845	3,859
Deferred income taxes	963	1,214
Other long-term liabilities	2,700	2,666

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000	16	16
shares - issued 1,587,583,586 shares as of March 31, 2015
and 1,575,018,236 shares as of December 31, 2014
Treasury stock, at cost - 247,566,270 shares as of March 31,	(1,717)	(1,717)
2015 and 247,566,270 shares as of December 31, 2014
Additional paid-in capital	16,750	16,703
Accumulated deficit	(8,690)	(8,689)
Accumulated other comprehensive income (loss), net of tax	142	144
Total stockholders' equity	6,501	6,457
	$16,472	$17,042

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(51)	$50	$(1)	$(0.00)
Non-GAAP adjustments:
Acquisition- and divestiture-related net charges (b)	42	1	43	0.03	*
Restructuring and restructuring-related net charges (c)	22	(4)	18	0.01	*
Pension termination charges	8	(3)	5	0.00	*
Litigation-related charges	193	(70)	123	0.10	*
Amortization expense	113	(15)	98	0.07	*
Adjusted net income	$327	$(41)	$286	$0.21	*
*	Assumes dilution of 24.0 million shares for the three months ended March 31, 2015 for all or a portion of these non-GAAP adjustments.

	Three Months Ended March 31, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$146	$(13)	$133	$0.10
Non-GAAP adjustments:
Intangible asset impairment charges	55	(6)	49	0.04
Acquisition- and divestiture-related net credits (d)	(27)	(1)	(28)	(0.02)
Restructuring and restructuring-related net charges (e)	28	(7)	21	0.01
Discrete tax items	—	2	2	0.00
Litigation-related credits	(7)	1	(6)	0.00
Amortization expense	109	(12)	97	0.07
Adjusted net income	$304	$(36)	$268	$0.20

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the first quarter of 2015, pre-tax acquisition- and divestiture-related net charges were $42 million, of which $4 million was recorded in cost of products sold, $7 million was recorded in selling, general and administrative expenses,$27 million was recorded as contingent consideration expense, and $4 million was recorded as interest expense.

(c) In the first quarter of 2015, pre-tax restructuring charges were $6 million and pre-tax restructuring- related charges were $16 million, of which $8 million was recorded in cost of products sold and $8 million was recorded in selling, general and administrative expenses.

(d) In the first quarter of 2014, pre-tax acquisition- and divestiture-related net credits were $27 million, of which charges of $1 million were recorded in cost of products sold, charges of $5 million were recorded in selling, general and administrative expenses, $22 million was recorded as contingent consideration benefit, $12 million was recorded as gain on divestiture, and charges of $1 million were recorded within Other, net.

(e) In the first quarter of 2014, pre-tax restructuring charges were $20 million and pre-tax restructuring- related charges were $8 million, of which $2 million was recorded in cost of products sold and $6 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
SEGMENT NET SALES*	March 31,
in millions	2015	2014	Change

Interventional Cardiology	$541	$501	8%
Peripheral Interventions	232	204	14%
Cardiovascular	773	705	10%

Cardiac Rhythm Management	483	464	4%
Electrophysiology	61	58	6%
Rhythm Management	544	522	4%

Endoscopy	328	316	4%
Urology and Women's Health	130	126	3%
Neuromodulation	116	109	6%
MedSurg	574	551	4%

Subtotal Core Businesses	1,891	1,778	6%

Divested Businesses	—	2	N/A
Foreign Currency	(123)	(6)	N/A

Worldwide Net Sales	$1,768	$1,774	(0)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

	Three Months Ended
SEGMENT OPERATING INCOME*	March 31,
in millions	2015	2014

Segment operating income
Cardiovascular	$236	$171
Rhythm Management	78	66
MedSurg	166	168
Operating income allocated to reportable segments	480	405
Corporate expenses and currency exchange	(82)	(50)
Goodwill and other intangible asset impairment charges; acquisition-, divestiture-, restructuring-, and litigation-related charges and credits; and pension termination charges	(261)	(49)
Amortization expense	(113)	(109)
Operating income (loss)	$24	$197

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to goodwill and other intangible asset impairment charges; acquisition and divestiture-, restructuring- and litigation-related charges and credits; pension termination charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) SALES
(Unaudited)

Three Months Ended March 31

in millions	U.S.		International		Worldwide
	Q1 2015	Q1 2014	Q1 2015	Q1 2014	Q1 2015	Q1 2014
Defibrillator systems	$220	$208	$115	$131	$335	$339
Pacemaker systems	58	62	63	65	121	127
Total CRM products	$278	$270	$178	$196	$456	$466

BOSTON SCIENTIFIC CORPORATION
INTERNATIONAL NET SALES
(Unaudited)

Q1 2015 International Net Sales as compared to Q1 2014
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	(7)%	7%	(14)%

Q1 2015 Europe Net Sales as compared to Q1 2014
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	(11)%	6%	(17)%

Q1 2015 Asia, Middle East and Africa (AMEA) Net Sales as compared to Q1 2014
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	(3)%	7%	(10)%

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q2 and Full Year 2015 Earnings Per Share Guidance

	Q2 2015 Estimate		Full Year 2015 Estimate		Prior Full Year 2015 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.09	$0.11	$0.32	$0.38	$0.42	$0.48

Estimated acquisition and divestiture-related net charges	0.01	0.01	0.07	0.06	0.06	0.06
Estimated restructuring-related charges	0.03	0.03	0.08	0.08	0.09	0.08
Estimated amortization expense	0.07	0.07	0.28	0.28	0.28	0.28
Estimated pension termination charges	—	—	0.03	0.02	0.03	0.02
Litigation-related charges	—	—	0.10	0.10	—	—

Adjusted results	$0.20	$0.22	$0.88	$0.92	$0.88	$0.92

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure and the non-GAAP financial measure that excludes sales from divested businesses is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three months ended March 31, 2015 and 2014, and for the forecasted three month period ending June 30, 2015 and full year ending December 31, 2015, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Goodwill and other intangible asset impairment charges - This amount represents non-cash write-downs of certain intangible asset balances during the first quarter of 2014. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

Acquisition and divestiture-related charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments; (b) gains on previously held equity interests; (c) due diligence, exit costs and other fees; and (d) separation costs and gains primarily associated with the sale of our Neurovascular business in January 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, exit costs and other fees include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of on-going operations. Separation costs and gains on the sale of a business unit primarily represent those associated with the Neurovascular divestiture and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Restructuring and restructuring-related costs (credits) - These adjustments represent primarily severance and other direct costs associated with our 2014 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods in conjunction with the purchase accounting for an acquisition or as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges or credits. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Pension termination charges - This item represents charges associated with the termination of the Guidant Retirement Plan, a frozen defined benefit plan.  These charges are not expected to recur after 2015 and do not reflect expected on-going operating results. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Amortization expense - Amortization expense is a non-cash expense and does not impact our liquidity or compliance with the financial covenants included in our credit facility or our term loan facility agreements. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

Revenue Growth Rates Excluding the Impact of Sales from Divested Businesses and/or Changes in Foreign Currency Exchange Rates

Sales from divested businesses and/or changes in foreign currency exchange rates - Sales from divested businesses are primarily associated with the Neurovascular divestiture and are not representative of on-going operations. The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of sales from divested businesses and/or changes in foreign currency exchange rates for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.